                                                                       EXHIBIT 2


                                  AMENDMENT TO
                     STANDARD TERMS AND CONDITIONS OF TRUST
                                      FOR

              STANDARD & POOR'S DEPOSITARY RECEIPTS ("SPDR") TRUST
                          DATED AS OF JANUARY 1, 1993

                                    BETWEEN

                     PDR SERVICES CORPORATION, AS SPONSOR,

                                      AND

                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE


         This Amendment (the "Amendment Agreement") dated as of January 19,
1996 between PDR Services Corporation as sponsor (the "Sponsor") and State Street Bank and Trust Company as trustee (the "Trustee") amends the document entitled "Standard & Poor's Depositary Receipts ("SPDR") Trust dated as of January 1, 1993 between PDR Services Corporation, as Sponsor and State Street Bank and Trust Company, as Trustee" effective January 22, 1993 (hereinafter called the "Standard Terms"), and the document entitled "Trust Indenture and Agreement dated January 22, 1993 incorporating by reference Standard Terms and Conditions of Trust for Standard & Poor's Depositary Receipts ("SPDR") Trust Series 1 dated as of January 1, 1993" (hereinafter called the "Trust Indenture") (the Standard Terms and the Trust Indenture and any and all previous amendments thereto hereinafter called the "Trust Documents").

         WITNESSETH THAT:

         WHEREAS, the parties hereto have entered into the Trust Documents to facilitate the creation of the Standard & Poor's Depositary Receipts ("SPDR") Trust (the "Trust"); and

         WHEREAS, the parties hereto desire to amend the Trust Documents as more fully set forth below;

         NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

         1.  The fourth to last sentence of the first full paragraph of Section
9.01 of the Standard Terms which states:

         "The Agreement, the Indenture and the Trust Fund in any event shall terminate by their terms in twenty-five (25) years . . . "
shall be deleted in its entirety.

         2.  The second to last sentence of the first full paragraph of Section
9.01 of the Standard Terms shall be deleted in its entirety and the following sentence shall be inserted in replacement thereof:

         "Notwithstanding the foregoing, the Agreement, the Indenture and the Trust Fund in any event shall terminate by their terms on the Mandatory Termination Date or the date 20 years after the death of the last survivor of the eleven persons named in the Indenture, whichever occurs first, unless sooner terminated as specified herein."

         3.  Section 2D of the Trust Indenture which states:

         "the Mandatory Termination Date for the Trust shall be twenty-five years from the date the Trust goes effective under the Securities Act of 1933, which is January 22, 2018"
shall be deleted in its entirety and the following text of the new subsections 3(a) and (b) of Section 2D shall be inserted in replacement thereof:

  "3(a) The Mandatory Termination Date for the Trust shall be (1) one hundred twenty five years from the date the Trust is declared effective under the Securities Act of 1933, which is January 22, 1993 or (2) the date twenty years after the death of the last survivor of the eleven persons named below in subsection (b), whichever occurs first.

    (b)  List of Measuring Lives:
         -----------------------


   Kevin Patrick McGrath       112-50 78th Avenue           11/11/92
                               Forest Hills, NY  10375
   Paul Pavelka                461 Aurania Street           5/25/90
                               Philadelphia, PA  19128
   Peter Pavelka               461 Aurania Street           5/7/92
                               Philadelphia, PA  19128
   Alexander Nathan Most       3723 Alameda de Las Pulgas   7/30/92
                               Menlo Park, CA  94025
   John Imwalle                415 Meadow Drive             1/7/93
                               Birmingham, AL
   Rian Imwalle                415 Meadow Drive             1/7/93
                               Birmingham, AL
   Emily Ann Weber             6 Chadwick Court             1/19/93
                               Denville, NJ  07834
   Joseph Angelo Malefronte    16 Radcliffe Road            4/10/91
                               Staten Island, NY  10305
   Jacklyn Bianculli           25 Miller Avenue             3/9/91
                               Floral Park, NY  11001
   Julia Baker                 15 Hubbard Court             5/7/92
                               Stamford, CT  06902
   Elizabeth Juliet Angel      936 North Livingston Street  8/12/92"
                               Arlington, VA  22205

         4. Pursuant to Section 10.01 of the Standard Terms, the parties hereby agree that paragraphs (1) and (2) of this Amendment Agreement are made in compliance with the provisions of Section 10.01(a) thereof.

         5. Pursuant to Section 10.01, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of the terms of this Amendment Agreement for transmittal by each such DTC Participant to the Beneficial Owners of the Trust.

         6. Except as amended hereby, the Trust Documents now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Trust Documents.

         7. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.


                             PDR SERVICES CORPORATION, as Sponsor



                             By: _________________________________
                                  Title:  President

ATTEST: _________________
TITLE:
                             STATE STREET BANK AND TRUST COMPANY,
                              as Trustee



                             By: __________________________________
                                  Title:


ATTEST: _________________
TITLE:

STATE OF NEW YORK     )
                      :  ss.:
COUNTY OF NEW YORK    )

          On the 18th day of January in the year 1996 before me personally came Joseph Stefanelli to me known, who, being by me duly sworn, did depose and say that he is the President of PDR Services Corporation, the corporation described in and which executed the above instrument; and that he signed his name thereto by like authority.



                                                 _______________________________
                                                           Notary Public

COMMONWEALTH OF MASSACHUSETTS       )
                                        : ss.:
COUNTY OF NORFOLK                   )

          On this 29th day of December, 1995, before me personally appeared ____________________________, to me known, who, being by me duly sworn, did depose and say that he is ____________________________ of State Street Bank and Trust Company, the bank and trust company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said bank and trust company.



                                                ________________________________
                                                            Notary Public